1 SECOND AMENDMENT TO LEASE AGREEMENT THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into this 12th day of August 2020, by and between NORTHFIELD I, LLC, an Ohio limited liability company (“Landlord”), and KRYSTAL BIOTECH, INC., a Delaware corporation (“Tenant”). WITNESSETH: WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of December 26, 2019 and amended by that certain First Amendment to Lease dated as of January 17, 2020 (“Lease”) relating to approximately 100,000 rentable square feet in an industrial building to be constructed on International Drive, Coraopolis, Findlay Township, Allegheny County, Pennsylvania (“Building”); WHEREAS, Landlord and Tenant have agreed to amend and modify the Lease as set forth herein; NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. Amendment to Section 1.4. “Tenant’s Address” in Section 1.4 of the Lease is hereby deleted in its entirety and replaced with the following: “Tenant’s Address: Krystal Biotech, Inc. 2100 Wharton Street, Suite 701 Pittsburgh, PA 15203 Attn: Kathryn Romano E-mail: kromano@krystalbio.com and Krystal Biotech, Inc. 2100 Wharton Street, Suite 701 Pittsburgh, PA 15203 Attn: J. Christopher Naftzger E-mail: cnaftzger@krystalbio.com With copy to: Jonathan P. Altman Sherrard, German & Kelly, P.C. 535 Smithfield Street, Suite 300 Pittsburgh, PA 15222 E-mail: jpa@sgkpc.com” Exhibit 10.18

2 2. Amendments to Section 1.9. Section 1.9 of the Lease shall be deleted in its entirety and replaced with the following: “1.9 Lease Commencement Date; Completion of Landlord’s Work: (a) The Lease Term shall commence upon the date that is forty (40) days prior to the Substantial Completion Date, as such term is defined below (the “Lease Commencement Date”). (b) As used herein, the term “Initial Delivery Date” means the date upon which Landlord has satisfied all of the Initial Delivery Conditions (as defined on Exhibit B-4 attached hereto); provided, however, that in no event shall the Initial Delivery Date occur prior to October 1, 2020. For the sake of clarity, if Landlord satisfies all of the Initial Delivery Conditions (x) as of September 25, 2020, the Initial Delivery Date shall be October 1, 2020, or (y) as of October 5, 2020, the Initial Delivery Date shall be October 5, 2020. (c) As used herein, the term “Substantial Completion Date” means the date upon which Substantial Completion (as defined below) of Landlord’s Work has occurred in accordance with the terms set forth in this Lease. The Initial Delivery Date (as defined below), the Substantial Completion Date and the Lease Commencement Date will be officially established by execution of a written statement in the form attached hereto as Exhibit C. (d) Should Landlord fail to (1) cause the Initial Delivery Date to occur by October 5, 2020 (the “Estimated Initial Delivery Date”) or (2) achieve Substantial Completion (defined below) of Landlord’s Work by December 23, 2020 (the “Estimated Substantial Completion Date”), in either case for reasons other than Force Majeure (defined in Section 28 below) or a Tenant Delay (defined below), Tenant shall be entitled to the following abatement rights: (i) one day of Rent for each calendar day of delay up to and including the sixtieth (60th) day of such delay; (ii) two days of Rent for each calendar day of delay, from the sixty-first (61st) day of such delay up to and including the one hundred twentieth (120th) day of such delay; and (iii) three days of Rent for each calendar day of delay from the one hundred twenty-first (121st) day of such delay and beyond, until the Initial Delivery Date or the Substantial Completion Date (as applicable) occurs. (e) “Substantial Completion” shall mean that Landlord has delivered the Premises to Tenant with Landlord’s Work (as defined herein) substantially completed in accordance with the work letter attached hereto and made a part hereof as Exhibit B (“Work Letter”), except for Punch List Items (as defined in the Work Letter) and otherwise (i) in compliance with all applicable federal, state and local laws, statutes, ordinances, codes, orders rules, regulations and other requirements

3 of governmental agencies having authority over the Property (collectively, “Applicable Law(s)”) and (ii) in a condition that is suitable for a certificate of occupancy to be issued, subject only to the completion of Tenant’s Work. (f) “Tenant Delay” means any actual delay that Landlord encounters in the performance of the Landlord’s Work, to the extent that such delay is caused by any act or omission by Tenant or its employees, agents, licensees, contractors or any other party acting on behalf of Tenant which substantially interferes with the performance of Landlord’s Work such that Landlord is delayed in the performance of Landlord’s Work as a direct result of such act or omission by Tenant or its employees, agents, licensees, contractors or any other party action on behalf of Tenant. In order for Landlord to claim an event of Tenant Delay, Landlord must provide written notice to Tenant within ten (10) days of the date on which Landlord actually learns of the act or omission and the resulting delay, which notice specifies Landlord’s reasonable determination of the cause of the delay and (if known and completed) the duration of the delay. In the event a Tenant Delay causes a delay in the Lease Commencement Date, Tenant shall commence payment of Rent on the date which would be the Lease Commencement Date if not for Tenant Delay.” 3. Amendment to Section 1.12. Section 1.12 of the Lease is hereby deleted in its entirety and replaced with the following: “1.12 Base Rent Commencement Date: The Base Rent shall commence on the Lease Commencement Date; provided, however, that should Tenant exercise its Purchase Option per the terms of Section 25(a), then Base Rent will not be due except in the case that closing on the Purchase Option is not timely completed in accordance with the terms set forth in Article 25 of this Lease. If closing on the Purchase Option is not timely completed in accordance with the terms set forth in Article 25 of this Lease, then all accrued Base Rent beginning from the Lease Commencement Date shall become immediately due and payable.” 4. Amendment to Section 1.13. Section 1.13 of the Lease is hereby deleted in its entirety and replaced with the following: “1.13 Additional Rent: Additional Rent for the first year of the Lease Term is estimated to be Two and 24/100 Dollars ($2.24) per rentable square foot per annum, payable in twelve (12) equal monthly installments as set forth in Section 4.2 of this Lease, and shall commence on the Lease Commencement Date; provided, however, that should Tenant exercise its Purchase Option per the terms of Section 25(a), then Additional Rent will not be due except in the case that closing on the Purchase Option is not timely completed in accordance with the terms set forth in Article 25 of this Lease. If closing on the Purchase Option is not timely completed in accordance with the terms set forth in Article 25 of this Lease, then all accrued Additional Rent beginning from the Lease Commencement Date shall become immediately due and payable.”

4 5. Amendment to Section 7(b). Section 7(b) of the Lease shall be deleted in its entirety and replaced with the following: “(b) Landlord hereby warrants the Landlord’s Work as follows (collectively, “Landlord’s Construction Warranties”): (i) For a period of one (1) year beginning on the Substantial Completion Date, Landlord, at its sole cost and expense, shall warrant the Landlord’s Work has been constructed in a good and workmanlike manner, in compliance with the plans and specifications attached hereto and made a part hereof as Exhibit B-1 (“Plans and Specifications”), and in accordance with the Schedule attached hereto and made a part hereof as Exhibit B-2 (“Schedule”) and the same will be free of all defects; and (ii) For a period of eighteen (18) months beginning on the Substantial Completion Date, Landlord, at its sole cost and expense, shall warrant the paved areas of the Property from any defects in construction. Notwithstanding anything to the contrary contained herein, Landlord’s Construction Warranties will not include any maintenance which is the responsibility of the Tenant as set forth in Section 8.2 below.” 6. Amendment to Section 8.2. The final sentence of Section 8.2 shall be deleted in its entirety and replaced with the following: “Landlord represents that, as of the Substantial Completion Date, the mechanical systems of the Premises installed by Landlord as part of Landlord’s Work shall be in good working condition and otherwise meet the standards set forth in the Work Letter.” 7. Amendment to Section 25(a). The first sentence of Section 25(a) is hereby deleted in its entirety and replaced with the following: “So long as a Tenant Default does not then exist, Tenant (or an affiliate of Tenant) shall have the option (“Purchase Option”) to purchase the Building and the Improvements and take a corresponding assignment of Landlord’s rights under the Landlord Ground Lease (“Option Property”) for $9,392,359.01, which Purchase Option may be exercised by Tenant at any time prior to the date that is ten (10) days after the Initial Delivery Date (the “Outside Exercise Date”) by delivering written notice of Tenant’s exercise of the Purchase Option (“Purchase Notice”) to Landlord.” 8. Amendment to Exhibit B – Work Letter, Section 1. Section 1 of Exhibit B – Work Letter shall be deleted in its entirety and replaced with the following: “1. CONSTRUCTION OF THE BUILDING. Landlord, by and through Al. Neyer, LLC, an Ohio limited liability company (“Contractor”), shall promptly

5 construct the Building in an effort to achieve Substantial Completion on or before the Estimated Substantial Completion Date.” 9. Amendment to Exhibit B – Work Letter, Section 6. Section 6 of Exhibit B – Work Letter shall be deleted in its entirety and replaced with the following: “6. DRAWINGS AND AUTOCAD FILES. Landlord shall provide Tenant with electronic files of all architectural, construction and subcontractor drawings of the leased Premises within Sixty (60) days following the Substantial Completion Date. These files may be used solely in connection with the Building and the Premises. Landlord shall provide Tenant with a complete set of the Plans and Specifications and as-built drawings (including space planning, architectural, mechanical, engineering, electrical and plumbing) with respect to the Premises within thirty (30) day of the Substantial Completion Date.” 10. Amendment to Exhibit C – Commencement Date Memorandum. Exhibit C shall be replaced in its entirety with Exhibit C (revised) attached hereto and made a part hereof. 11. Full Force & Effect. Landlord and Tenant represent to each other that as of the date hereof (i) the Lease is in full force and effect, (ii) there are no existing claims, defenses or offsets which either party has against the other, and (iii) there exist no current or continuing defaults under the Lease by Landlord or Tenant. 12. Authority to Execute. Landlord and Tenant each represent and warrant to the other party that the individual executing this Amendment on its behalf is duly authorized and has legal capacity to execute and deliver this Amendment on behalf of such party. Each party represents and warrants to the other that the execution and delivery of this Amendment and the performance of such party’s obligations hereunder have been duly authorized and that this Amendment is a valid and legal agreement binding on such party and enforceable in accordance with its terms. 13. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Lease. 14. Entirety of Agreement. To the extent not modified by this Amendment, all provisions and terms of the Lease shall remain unchanged and in full force and effect. SIGNATURES ON FOLLOWING PAGE

6 IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease Agreement as of the day and year first above written. LANDLORD: NORTHFIELD I, LLC, an Ohio limited liability company By: Al. Neyer, LLC, an Ohio limited liability company, its Manager By: Name: Robert D. Fessler Title: Executive Vice President TENANT: KRYSTAL BIOTECH, INC., a Delaware corporation By: Name: Kathryn Romano Title: _______________________________

DocuSign Envelope ID: 3B198AB5-9538-4688-B668-CABF37F0A76F

EXHIBIT C (revised)

Commencement Date Memorandum

THIS COMMENCEMENT DATE MEMORANDUM is entered into on _______________, 202__ between NORTHFIELD I, LLC, an Ohio limited liability company ("***Landlord***") and KRYSTAL BIOTECH, INC., a Delaware corporation ("***Tenant***").

On December ___, 2019 Landlord and Tenant entered into a lease (as amended, the "***Lease***") covering certain Premises described in the Lease.

In accordance with Sections 3.1 and 3.4 of the Lease, as amended, Landlord and Tenant are executing, acknowledging and delivering this Agreement for the purposes of specifying (a) the Initial Delivery Date, (b) the Substantial Completion Date, (c) the dates of the commencement and termination of the Lease Term**[and][,]** (d) the final rentable square footage of the Building**[, (e) an updated Base Rent table, and (f) an updated Purchase Price for the Option Property, relative to Tenant's Purchase Option]**. Any terms capitalized herein, but no defined herein shall have the meanings ascribed to them in the Lease.

1. The Lease Term commenced on __________, 202__ ("***Lease Commencement Date***"), and shall terminate on ____________________.

2. The Initial Delivery Date occurred on _________________, 202__ ("***Initial Delivery Date***").

3. The approximate number of square feet of the Building is ________ rentable square feet.

4. Except as otherwise expressly provided in Section 1.12 of the Lease, Tenant's Base Rent obligation under the Lease shall commence on the Lease Commencement Date.

5. **[The Base Rent table set forth in Section 1.11 of the Lease is hereby amended and restated as follows:]**

TIME PERIOD (Months)	ANNUAL BASE RENT	MONTHLY BASE RENT
1 – 12	$ [_________]	$ [_________]
13 – 24	$ [_________]	$ [_________]
25 – 36	$ [_________]	$ [_________]
37 – 48	$ [_________]	$ [_________]
49 – 60	$ [_________]	$ [_________]
61 – 72	$ [_________]	$ [_________]
73 – 84	$ [_________]	$ [_________]
85 – 96	$ [_________]	$ [_________]

{S1500685.1}

C-1

DocuSign Envelope ID: 3B198AB5-9538-4688-B668-CABF37F0A76F

97 – 108	$ [________]	$ [________]
109 – 120	$ [________]	$ [________]
121 – 132	$ [________]	$ [________]
133 – 144	$ [________]	$ [________]
145 – 156	$ [________]	$ [________]
157 – 168	$ [________]	$ [________]
169 – 180	$ [________]	$ [________]

6. **[The Purchase Price set forth in Section 25(a) of the Lease is hereby amended and restated to be $[______].]**

7. Except as otherwise expressly provided in Section 1.13 of the Lease, payment of Additional Rent shall commence on the Lease Commencement Date.

8. Tenant has accepted the Premises (subject in all respects to Landlord's obligation to address any and all Punch List Items in accordance with the terms set forth in the Lease) as of the Substantial Completion Date.

9. The execution of this memorandum shall not constitute the exercise by Tenant of any option it may have to extend the Lease Term.

10. The Lease (as amended) is in full force and effect and is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

{S1500685.1}

C-2

C-3 {S1500685.1} IN WITNESS WHEREOF, Landlord and Tenant have executed two (2) originals hereof on the above date. LANDLORD: NORTHFIELD I, LLC, an Ohio limited liability company By: Al. Neyer, LLC an Ohio limited liability company, its Manager By: Name: Title: Date: TENANT: KRYSTAL BIOTECH, INC., a Delaware corporation By: Name: Title: Date: